Exhibit 10.1

BREAD FINANCIAL HOLDINGS, INC.

4.25% Convertible Senior Notes due 2028

Purchase Agreement

June 8, 2023

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

As Representative of the
several Initial Purchasers listed
in Schedule 1 hereto

Ladies and Gentlemen:

Bread Financial Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $275,000,000 principal amount of its 4.25% Convertible Senior Notes due 2028 (the “Firm Securities”) and, at the option of the Initial Purchasers, up to an additional $41,250,000 principal amount of its 4.25% Convertible Senior Notes due 2028 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 4.25% Convertible Senior Notes due 2028 granted to the Initial Purchasers in Section 2 hereof.  The Firm Securities and the Option Securities are herein referred to as the “Notes”. Subject to the terms of the Indenture (as defined below), the Notes will be convertible into cash up to the aggregate principal amount of such Notes to be converted and cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination of cash and Underlying Securities, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Notes being converted.  The Securities (as defined below) will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined in Section 2(e) hereof) (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes a supplemental indenture by which such subsidiary is added as a guarantor under the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), in each case pursuant to the terms of the Indenture that provide for such guarantees (the “Guarantees”). The Notes and the Guarantees are herein referred to as the “Securities”.

In connection with the offering of the Firm Securities, the Company is separately entering into privately negotiated capped call transactions with certain financial institutions (in this capacity, each a “Capped Call Counterparty”) pursuant to capped call confirmations (each such capped call confirmation, a “Base Capped Call Confirmation”), dated the date hereof, and in connection with the issuance of any Option Securities, the Company and the Capped Call Counterparties may enter into additional capped call transactions, in each case pursuant to an additional capped call confirmation (each such additional capped call confirmation, an “Additional Capped Call Confirmation”), each to be dated the date on which the option granted to purchase such Option Securities is exercised (the Additional Capped Call Confirmations, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

Each of the Company and the Guarantors, jointly and severally, hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.          Offering Memorandum and Transaction Information.  The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Company has prepared a preliminary offering memorandum dated June 8, 2023 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Securities and the Underlying Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”).  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2.          Purchase and Resale of the Securities.  (a)  The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.0% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from June 13, 2023 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company, for the sole purpose of covering sales of Securities in excess of the aggregate amount of the Firm Securities, the Option Securities at the Purchase Price plus accrued interest, if any, from June 13, 2023 to the date of payment and delivery.

If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Firm Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, by written notice from the Representative to the Company; provided that any Additional Closing Date (as defined below) shall occur within a period of thirteen calendar days from, and including, the Closing Date.  Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which, subject to the next sentence, may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof) nor later than the thirteenth calendar day from, and including, the Closing Date.  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein; provided that one business day’s notice shall be sufficient with respect to any Option Securities to be delivered on the Closing Date.

(b)         The Company and the Guarantors understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth herein and in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)          it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a)  of Regulation D under the Securities Act (“Regulation D”);

(ii)         it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)        it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except: to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c)         Each Initial Purchaser acknowledges and agrees that the Company and the Guarantors and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(h), counsel for the Company and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)         The Company and the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Firm Securities at the offices of Latham & Watkins LLP at 10:00 A.M. New York City time on June 13, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of any Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Initial Purchasers’ election to purchase such Option Securities (provided that any Additional Closing Date (as hereinafter defined) must occur during the thirteen calendar day period from, and including, the Closing Date (as hereinafter defined)).  The time and date of such payment and delivery for the Firm Securities is referred to herein as the “Closing Date” and the time and date for such payment and delivery for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative at the office of J.P. Morgan Securities LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(f)          The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  Each of the Company and the Guarantors shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company and the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser and shall not be on behalf of the Company, the Guarantors or any other person.

3.          Representations and Warranties of the Company and the Guarantors.  Each of the Company and the Guarantors, jointly and severally, represents and warrants to each Initial Purchaser that:

(a)          Preliminary Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)          Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.  No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

(c)          Additional Written Communications.  The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) and the Guarantors have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantors or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

          (d)             Offering Memorandum.  As of the date of the Offering Memorandum and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e)          Incorporated Documents.  The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when they were filed with the U.S. Securities and Exchange Commission (the “Commission”) conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g)          No Material Adverse Effect.  Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, other than the dividends on its common stock declared and/or paid by the Company and cash related to dividend equivalent rights paid by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of their respective capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of their respective capital stock.

(h)          Incorporation and Good Standing of the Company, its Subsidiaries and the Guarantors.  Each of the Company, the Guarantors and the Company’s subsidiaries listed on Schedule 2 hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited partnership or a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has corporate, limited partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Time of Sale Information and the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents (as defined below) to which it is a party.  The Company, each Guarantor and each of the Company’s Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.  All of the issued and outstanding capital stock or other ownership interest of each Guarantor and each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as would not result in a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 hereto.

(i)          Capitalization.  The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights, which right is created either by the Company, pursuant to an agreement to which the Company or any of its subsidiaries is a party or under the Delaware General Corporation Law; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no outstanding rights (including, without limitation, preemptive rights, which right is created either by the Company, pursuant to an agreement to the Company or any of its subsidiaries is a party or under the Delaware General Corporation Law), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)          Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)          Due Authorization.  The Company has full right (or will have, in the case of any Additional Capped Call Confirmations), power and authority to execute and deliver this Agreement, the Indenture, the Capped Call Confirmations, and the Securities, (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder (including the issuance of any Common Stock upon conversion of the Notes); and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(l)          The Indenture.   The Indenture (including the Guarantees) has been duly authorized by the Company and the Guarantors, respectively, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).

(m)        Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(n)         [Reserved].

(o)         Capped Call Confirmations.  Each Base Capped Call Confirmation has been, and each Additional Capped Call Confirmation on the date of its execution will have been, duly authorized, executed and delivered by the Company, and, assuming due execution and delivery thereof by the Capped Call Counterparties, constitutes, or will constitute, as the case may be, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(p)          The Notes.  The Notes to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, subject to the Enforceability Exceptions.

(q)          The Underlying Securities.  A number of shares of Common Stock equal to the product of (x) the number of all then-outstanding Notes and (y) the Conversion Rate then in effect (assuming, for these purposes, that the “Conversion Rate” (as defined in the Indenture) is increased by the maximum amount pursuant to which the Conversion Rate may be increased in connection with a “Make-Whole Fundamental Change” (as defined in the Indenture)) (the “Maximum Number of Shares”) has been duly authorized and reserved for issuance upon conversion of the Notes by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and will conform in all material respects to the description of the capital stock of the Company contained in the Time of Sale Information and the Offering Memorandum, no holder of such shares will be subject to personal liability by reason of being such a holder, and the issuance of the Underlying Securities will not be subject to the preemptive or other similar rights of any securityholder of the Company, which right is created either by the Company, pursuant to an agreement to which the Company or any of its subsidiaries is a party or under the Delaware General Corporation Law. Notwithstanding anything to the contrary, once the latest possible date on which the option to purchase the Option Securities can be settled pursuant to this Agreement has passed, the Maximum Number of Shares will not include any shares of Common Stock potentially underlying any Option Securities not issued pursuant to this Agreement.

(r)          Descriptions of the Transaction Documents and Common Stock.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum. The Common Stock conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum under the caption “Description of Capital Stock.”

(s)          Non-Contravention of Existing Agreements; No Further Authorizations or Approvals Required.  Neither the Company, the Guarantors nor any of the Company’s Subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, any Guarantor or any of the Company’s Subsidiaries is a party or by which it or any of them may be bound (“Existing Agreement”), except, in the case of clause (ii) above, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Information and the Offering Memorandum (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, or require the consent of any other party to, any Existing Agreement, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Guarantor, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Time of Sale Information and the Offering Memorandum, except such as (i) have been obtained, or prior to the Closing Date, will have been obtained or made and (ii) may be required under any applicable state or foreign securities laws in any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Guarantors.

(t)          No Material Actions or Proceedings.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where, in each case, such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s and the Guarantors’ knowledge, is threatened or imminent, and the Company and the Guarantors are not aware of any existing, threatened or imminent labor disputes with the employees of any principal supplier of the Company, in each case that would result in a Material Adverse Effect.

(u)          Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)          Title to Properties.  The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 3(f) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Time of Sale Information and the Offering Memorandum, and except as such do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or would not have, individually or in the aggregate, a Material Adverse Effect.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or would not have, singly or in the aggregate, a Material Adverse Effect.

(w)          [Reserved].

(x)          Intellectual Property Rights.  The Company and its subsidiaries own or otherwise have a valid right to use all patents, patent applications, trademarks and service marks, trade names, trade dress, Internet domain names, copyrights, rights in data and databases, inventions, processes, designs, trade secrets, software, technology, know-how and other intellectual property and other proprietary rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and as proposed to be conducted in the Time of Sale Information and the Offering Memorandum.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, (a) no party has been granted an exclusive license or other exclusive right to use any portion of any Intellectual Property owned by the Company or any of its subsidiaries; (b) there is no infringement, misappropriation, dilution or other violation by third parties of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the enforceability, validity, registration or scope of any Intellectual Property owned or exclusively licensed to the Company or any of its subsidiaries, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the business of the Company or any of its subsidiaries as now conducted or as proposed to be conducted in the Time of Sale Information and the Offering Memorandum infringes, misappropriates, dilutes or otherwise violates any Intellectual Property Rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim, except with respect to clauses (a), (b), (c), (d) and (e), for such licenses, infringements, actions, suits, proceedings or claims as would not, individually or in the aggregate, result in a Material Adverse Effect.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, the conduct of the business of the Company or any of its subsidiaries, as currently conducted and as proposed to be conducted in the Time of Sale Information and the Offering Memorandum, does not and will not infringe, misappropriate, dilute, violate or otherwise conflict with the Intellectual Property Rights of others.

(y)          Open Source Software. The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned or purported to be owned by the Company or any of its subsidiaries or (B) any software code or other technology owned or purported to be owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(z)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the each of Time of Sale Information and the Offering Memorandum.

(aa)        Investment Company Act.  Each of the Company and the Guarantors is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum and the entry into the Capped Call Confirmations will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb)       Tax Law Compliance.  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them (taking into account valid extensions), and have paid all federal, state, local and foreign taxes (including any related interest, penalties or additions to tax) that are due and payable (whether or not shown on any tax return, including in their capacity as a withholding agent), except those, if any (i) which are being contested in good faith by appropriate proceedings diligently conducted that stay the enforcement of the tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) with respect to which the failure to make such filing or payment could not individually or in the aggregate have a Material Adverse Effect.  The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3(f) hereof in respect of all federal, state, local and foreign taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. There is no current, pending or, to the knowledge of the Company and the Guarantors, threatened tax audit, assessment, deficiency or other claim against the Company or any of its subsidiaries that would, individually or in the aggregate, if determined adversely, result in a Material Adverse Effect.

(cc)        All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, as described in the Time of Sale Information and the Offering Memorandum, except where failure to possess the same would not result in a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(dd)       Compliance with Labor Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries before the U.S. National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s and the Guarantors’ knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s and the Guarantors’ knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(ee)       Compliance with and Liability Under Environmental Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) to the best of the Company’s and the Guarantors’ knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.  “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law.  “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(ff)        ERISA Compliance.  Except as would not result in a Material Adverse Effect, the Company, and its subsidiaries and any “employee benefit plan” (as defined under the U.S. Employee Retirement Income Security Act of 1974, as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and, the Company is in compliance with its obligations under ERISA with respect to each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”). “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder. None of the following events has occurred within the prior six years or exists: (i) an audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the U.S. Pension Benefit Guaranty Corporation or any other U.S. federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would result in a Material Adverse Effect or (ii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would result in a Material Adverse Effect. Except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Effect, none of the following events has occurred within the prior six years or is reasonably likely to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; (iii) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; (iv) any event or condition giving rise to a liability under Title IV of ERISA; or (v) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(gg)       Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh)       Accounting Controls.  The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) of the Company and its subsidiaries that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains a system of accounting controls of the Company and its subsidiaries that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly present in all material respects the information called for by, and are prepared in accordance with, the Commission's rules and guidelines applicable thereto. As of December 31, 2022 and March 31, 2023, the Company had not identified, and since March 31, 2023 the Company has not identified, a material weakness in the Company’s internal controls over financial reporting.

(ii)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)         Insurance.  Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism.  All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.  The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(kk)        No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such person or entity of the FCPA (as defined below), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the UK Bribery Act (as defined below) or any other applicable anti-bribery or anti-corruption law or regulation (together the “Anti-Bribery and Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate  commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA or other applicable anti-bribery or anti-corruption law) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery and Corruption Laws or (iii) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and, to the knowledge of the Company and the Guarantors, its affiliates have conducted their businesses in compliance with the Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. To the Company’s knowledge, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Company or its subsidiaries, or any of their directors, officers or employees or anyone acting on their behalf in relation to a breach of the Anti-Bribery and Corruption Laws. “FCPA” means U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “UK Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

(ll)          No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or U.S. governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(mm)     No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee, authorized representative or Affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union or any member state thereof or His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in the Crimea, Kherson and Zaporizhzhia regions of the Ukraine, Cuba, Iran, Syria, North Korea or in any other country or territory, that, at the time of such funding, is the subject of Sanctions (each, a “Sanctioned Country”), (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not, in the past five years, knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country, provided, however, that with respect to any subsidiary acquired by the Company during such five-year period, this representation is made to the knowledge of the Company and the Guarantors as to the time period prior to which such entity has been the Company’s subsidiary.

(nn)       No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo)       Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, ordinances, codes, rulings or other similar requirements enacted, adopted, promulgated or applied by a governmental, quasi-governmental or regulatory authority or regulatory agency, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No event has occurred, and no condition exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in the violation of any applicable laws, rules and regulations ordinances, codes, rulings or other similar requirements enacted, adopted, promulgated or applied by a governmental, quasi-governmental or regulatory authority or regulatory agency, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(pp)       No Broker's Fees.  Neither the Company, the Guarantors nor any of the Company’s subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

(qq)       Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

(rr)        No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ss)        No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(tt)         Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities or the Underlying Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

(uu)       No Stabilization.  None of the Company or any of the Guarantors have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities (it being understood, for the avoidance of doubt, that the Company contemplates effecting the transactions contemplated by the Capped Call Confirmations).

(vv)       Margin Regulations.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww)     Derivative Instruments.  Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business  (it being understood that the Company intends to enter into the Capped Call Transactions as provided herein) and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx)       Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy)       Statistical and Market Data.  Nothing has come to the attention of the Company or the Guarantors that has caused the Company or Guarantors to believe that the statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(zz)       Compliance with Security, Privacy and Data Protection Laws; Cybersecurity.  (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized, unlawful or accidental use, access or disclosure, or other compromise or processing of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including personal data, personal information, regulated information or any other data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) (“Security Incident”); (B) neither the Company nor any of its subsidiaries have been notified of (or have, or been required to have made any notification of), and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any Security Incident, ; (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company, and each of its subsidiaries, is in compliance in all material respects with all applicable laws, contractual obligations and its internal and published corporate policies and procedures, concerning the (1) processing, privacy and/or security of IT Systems and Data , including, where applicable, any state data breach notification laws, state social security number protection laws, the U.S. Federal Trade Commission Act, as amended (15 U.S.C. Sections 41-58), the Gramm-Leach-Bliley Act, and state consumer protection Laws. The Company’s e-mail direct marketing activities have not violated in any material respect the CAN-SPAM Act or any other U.S. federal or state law or regulation applicable to electronic direct marketing. Neither the Company nor any of its subsidiaries have received any claims, complaints or other correspondence nor been the subject of any litigation, investigation or other proceedings with respect to a Security Incident or its processing with respect to its IT Systems and Data.

(aaa)      Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bbb)     Compliance with Banking Regulation. Each of Comenity Bank (f/k/a World Financial Network Bank) and Comenity Capital Bank (f/k/a World Financial Capital Bank) (collectively, the “Banks”) is an indirect wholly-owned subsidiary of the Company. No charge, investigation or proceeding for the termination or revocation of the charter or good standing of either Bank is pending or, to the best knowledge of the Company and the Guarantors, threatened. The deposit accounts and deposits of each Bank are duly and adequately insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the full extent of FDIC insurance limits. No charge, investigation or proceeding for the termination or revocation of either Banks’ FDIC insurance is pending or, to the best knowledge of the Company and the Guarantors, threatened. Neither the Company nor either Bank is subject to any order of the FDIC or any state or foreign banking departments with jurisdiction over either Bank or its operations, nor, except as set forth in the Time of Sale Information and the Offering Memorandum, is the Company or either Bank subject to any agreement or consent order related to compliance with U.S. banking laws and regulations with, or, except as disclosed and provided in writing to the Representative, any board resolution adopted at the instigation of, any such regulatory authorities. Each Bank has conducted and is conducting its business so as to comply in all material respects with all applicable U.S. federal, foreign and state laws, rules, regulations, decisions, directives and orders of, and agreements with, the FDIC and any state or foreign banking departments with jurisdiction over such Bank or its operations. No material charge, investigation or proceeding with respect to, or relating to, either Bank is pending or, to the best knowledge of the Company and the Guarantors, threatened, by or before any regulatory, administrative or U.S. governmental agency, body or authority. Each Bank is in compliance with all applicable capital requirements. Each Bank is well capitalized as defined in FDIC regulations, with capital ratios as of the relevant dates as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 incorporated by reference into the Time of Sale Information and the Offering Memorandum. Except as would not result in a Material Adverse Effect, whether singly or in the aggregate, the credit card accounts (the “Accounts”) originated by either Bank, whether securitized by such Bank or retained for such Bank’s own account, whether as seller’s interest or otherwise, have been created, maintained by such Bank and serviced in compliance with applicable U.S. federal and state laws and regulations and the standard policies and procedures of such Bank relating to the administration of the Accounts including, but not limited to, the solicitation, credit approval, processing, servicing, collection and other administration and management of the Accounts, as such policies and procedures may have been modified from time to time. The interest rates, fees and charges in connection with the Accounts comply in all material respects with applicable U.S. federal and state laws and regulations and, except as would not reasonably be expected to result in a Material Adverse Effect, whether singly or in the aggregate, with each agreement between such Bank and a cardholder containing the terms and conditions of the Account. All applications for Accounts have been conducted and evaluated and applicants notified in a manner which is in compliance, in all material respects, with all applicable provisions of the U.S. Equal Credit Opportunity Act and its implementing regulations, as amended. All disclosures made in connection with the Accounts are and have been in compliance, in all material respects, with the applicable provisions of the U.S. Consumer Credit Protection Act and its implementing regulations, as amended. Each of the Banks is in compliance, in all material respects, with the U.S. Truth in Lending Act and the U.S. Fair Credit Reporting Act, as amended by the U.S. Credit Card Accountability Responsibility and Disclosure Act of 2009. The Company is not required to register as a bank holding company under the U.S. Bank Holding Company Act of 1956, as amended. Each of the Company and its subsidiaries are in compliance in all material respects with all rules and regulations that are in effect and applicable to them pursuant to the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, including but not limited to rules and regulations regarding asset-backed securities issued by the Commission. Neither the Company nor the Guarantors has knowledge of any facts and circumstances, or has any reason to believe that any facts or circumstances exist, that would cause Comenity Bank to be deemed not to be in satisfactory compliance with the Competitive Equality Banking Act and the regulations promulgated thereunder.

4.          Further Agreements of the Company and the Guarantors.  Each of the Company and the Guarantors, jointly and severally, covenant and agree with each Initial Purchaser that:

(a)          Delivery of Copies.  The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)         Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)          Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)         Notice to the Representative.  The Company and the Guarantors will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication, or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication, or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Guarantors will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)          Ongoing Compliance of the Offering Memorandum and Time of Sale Information.  (1) If at any time prior to the completion of the initial offering of the Securities (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)          Blue Sky Compliance.  The Company and the Guarantors will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that none of the Company or any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)          Clear Market.  For a period of 60 days after the date of the offering of the Securities, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Securities to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans; provided, however, that the preceding restrictions will not apply to the entry into, and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the Securities being sold hereunder and the issuance of any Underlying Securities upon conversion thereof, and the Company’s performance of its obligations and exercise of its rights under the Capped Call Confirmations).

(h)          Use of Proceeds.  The Company will apply the net proceeds from the sale of the Notes as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(i)          No Stabilization.  None of the Company or any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby (it being understood, for the avoidance of doubt, that the Company contemplates effecting the transactions contemplated by the Capped Call Confirmations).

(j)          Underlying Securities. The Company will reserve and keep available for issuance for so long as any Notes are outstanding, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Shares (subject to reduction as any Notes are converted, redeemed or otherwise retired) for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Securities upon conversion of the Notes.  The Company will use reasonable best efforts to cause and maintain the listing of a number of shares of Common Stock equal to the Maximum Number of Shares on the Exchange.

(k)          Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l)          DTC.   The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)          No Resales by the Company.  During the period from the Closing Date until one year after the Closing Date or the Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act or otherwise in a transaction following which such Securities will not be “restricted securities” within the meaning of Rule 144 under the Securities Act.

(n)          No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(o)          No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

5.          Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Guarantors in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.          Conditions of Initial Purchasers' Obligations.  The obligation of each Initial Purchaser to purchase the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by each of the Company and the Guarantors of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of each of the Company, the Guarantors, and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b)          No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)          No Material Adverse Effect.  No Material Adverse Effect shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)          Officers’ Certificate.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)          Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)          Chief Financial Officer’s Certificate.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(g)          Opinion and 10b-5 Statement of Counsel for the Company and certain of the Guarantors.  Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(h)          Opinion of Company Counsel. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion from Joseph Motes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(i)          Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)          No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(k)          Good Standing.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)          DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(m)          Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)          Exchange Listing.  An application for the listing of the Underlying Securities shall have been submitted to the Exchange.

(o)          Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(p)          Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.          Indemnification and Contribution.

(a)          Indemnification of the Initial Purchasers.  Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b)         Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Guarantors, its respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the information contained in the first sentence of the fourth paragraph in the caption “Plan of distribution” and the third and fourth sentences of the third paragraph of the subsection “General” in the caption “Plan of distribution.”

(c)          Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Peson thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemni-fied Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)         Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.          Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

  9.          Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or The Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.         Defaulting Initial Purchaser.  (a)  If, on the Closing Date or the Additional Closing Date, as the case may be,  any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non‑defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate principal amount of such Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)         Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11.         Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Company and the Guarantors, jointly and severally, will pay or cause to be paid all reasonable costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation, delivery and initial resale of the Securities and issuance of any Underlying Securities upon conversion and in each case any taxes payable in that connection (except as described in the Time of Sale Information with respect to transfer or similar taxes payable by the holders on the issuance or delivery of any Underlying Securities to a person other than the holder upon conversion); (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication, and the Offering Memorandum (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Maximum Number of Shares on the Exchange.

(b)          If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantors agree, jointly and severally, to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.         Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

14.         Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" refers to the entities listed in Schedule 2 hereto.

15.         Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16.          Miscellaneous.  (a)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk.  Notices to the Company and the Guarantors shall be given to it at 3095 Loyalty Circle, Columbus Ohio 43219 (phone: (614) 729-4000); Attention: Joseph L. Motes III.

(b)          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)          Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d)          Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)          Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)          Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

(g)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)          Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i)          Xtract Research LLC.  The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

[Signature pages to follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BREAD FINANCIAL HOLDINGS, INC.

By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Executive Vice President, Chief Financial Officer

GUARANTORS

BREAD FINANCIAL PAYMENTS, INC.,

By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Executive Vice President, Chief Financial Officer

COMENITY SERVICING LLC

By:	/s/ Mike Blackham
Name: Mike Blackham
Title: Vice President, Treasurer

LON INC

By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Chief Financial Officer

LON OPERATIONS LLC

By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Chief Financial Officer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

 For itself and on behalf of the
 several Initial Purchasers listed
 in Schedule 1 hereto.

By:	/s/ Gaurav Maria
Name: Gaurav Maria
Title: Authorized Signatory, J.P. Morgan Securities LLC

2
Schedule 1

Initial Purchasers	Principal Amount of Firm Securities to be Purchased
J.P. Morgan Securities LLC	$110,000,000.00
Truist Securities, Inc.	$21,698,000.00
BMO Capital Markets Corp.	$21,698,000.00
BNP Paribas Securities Corp.	$21,698,000.00
CIBC World Markets Corp.	$21,698,000.00
KeyBanc Capital Markets Inc.	$21,698,000.00
Scotia Capital (USA) Inc.	$21,698,000.00
RBC Capital Markets, LLC	$17,406,000.00
U.S. Bancorp Investments, Inc.	$17,406,000.00
$275,000,000.00

3
Schedule 2

Significant Subsidiaries

•	ADS Card Services Foreign Holdings B.V.
•	ALLDATA Card Services India LLP
•	Bread Financial Canada Co.
•	Bread Financial Payments, Inc.
•	Bread Reinsurance Ltd.
•	Comenity Bank
•	Comenity Canada L.P.
•	Comenity Capital Bank
•	Comenity Capital Credit Company, LLC
•	Comenity Servicing LLC
•	Lon Administration LLC
•	Lon Holdings LLC
•	Lon Inc.
•	Lon Operations LLC
•	WFC Card Services Holdings Inc.
•	WFN Credit Company, LLC
•	World Financial Capital Credit Company

4
Schedule 3
Subsidiaries

•	ADS Card Services Foreign Holdings B.V.
•	ALLDATA Card Services India LLP
•	Bread Financial Canada Co.
•	Bread Financial Payments, Inc.
•	Bread Reinsurance Ltd.
•	Comenity Bank
•	Comenity Canada L.P.
•	Comenity Capital Bank
•	Comenity Capital Credit Company, LLC
•	Comenity Servicing LLC
•	Lon Administration LLC
•	Lon Holdings LLC
•	Lon Inc.
•	Lon Operations LLC
•	WFC Card Services Holdings Inc.
•	WFN Credit Company, LLC
•	World Financial Capital Credit Company, LLC

5
Annex A

a.  Time of Sale Information

Term sheet containing the terms of the Securities, substantially in the form of Annex B.

6
Annex B

Pricing Term Sheet

[ATTACHED]

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED JUNE 8, 2023

BREAD FINANCIAL HOLDINGS, INC.

$275,000,000

4.25% Convertible Senior Notes due 2028

The information in this pricing term sheet supplements Bread Financial Holdings, Inc.’s preliminary offering memorandum, dated June 8, 2023 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. References in this pricing term sheet to “we,” “our” and “us” refer only to Bread Financial Holdings, Inc. and not to any of its subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Bread Financial Holdings, Inc., a Delaware corporation.

Guarantors:	Certain of our existing and future domestic subsidiaries. See “Description of notes—Guarantees” in the Preliminary Offering Memorandum.

Ticker/exchange for common stock:	“BFH” / The New York Stock Exchange (“NYSE”).

Notes:	4.25% Convertible Senior Notes due 2028 (the “notes”).

Principal amount:	$275,000,000 aggregate principal amount of notes.

Option to purchase additional notes:	$41,250,000 aggregate principal amount of notes.

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Ranking:	Senior unsecured.

Maturity:	June 15, 2028, unless earlier repurchased, redeemed or converted.

Redemption at our option:
We may not redeem the notes prior to June 21, 2026. We may redeem for cash all or any portion of the notes (subject to the limitation described in the second succeeding sentence), at our option, on a redemption date occurring on or after June 21, 2026 and before the 51st scheduled trading day before the maturity date, but only if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for each of at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of such redemption, during the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which we provide notice of such redemption. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we elect to redeem fewer than all of the outstanding notes, at least $100 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant redemption notice. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. See “Description of notes—Optional redemption on or after June 21, 2026” in the Preliminary Offering Memorandum.

1

Fundamental change:
If a “fundamental change” (as defined in the Preliminary Offering Memorandum under the caption “Description of notes—Repurchase of notes by us at option of holder upon a fundamental change”) occurs prior to the maturity date of the notes, then, subject to a limited exception described in the Preliminary Offering Memorandum, each holder will have the right, subject to certain conditions, to require us to repurchase for cash all or a portion of its notes in principal amounts of $1,000 or an integral multiple thereof.  The fundamental change repurchase price will be equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest on the notes up to, but excluding, the fundamental change repurchase date. See “Description of notes—Repurchase of notes by us at option of holder upon a fundamental change” in the Preliminary Offering Memorandum.

Interest and interest payment dates:	4.25% per year.

Interest will accrue from June 13, 2023 and will be payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2023. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of notes—Events of default; notice and waiver” in the Preliminary Offering Memorandum and under the circumstances described under “Description of notes—No registration rights; additional interest” in the Preliminary Offering Memorandum.

Regular record dates:	June 1 and December 1 of each year, immediately preceding the June 15 and December 15 interest payment date, as the case may be.

Issue price:	100% of principal, plus accrued interest, if any, from June 13, 2023.

Last reported sale price of our common stock on NYSE on June 8, 2023:	$30.74 per share.

Initial conversion rate:	26.0247 shares of our common stock per $1,000 principal amount of the notes, subject to adjustment as described in the Preliminary Offering Memorandum.

Initial conversion price:	Approximately $38.43 per share of our common stock, subject to adjustment as described in the Preliminary Offering Memorandum.

Conversion premium:	Approximately 25.0% above the last reported sale price of our common stock on NYSE on June 8, 2023.

Settlement method:
Cash up to the aggregate principal amount of the notes to be converted, and cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in respect of the remainder, if any of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of notes—Conversion rights—Payment upon conversion” in the Preliminary Offering Memorandum.

2

Lead bookrunning manager:	J.P. Morgan Securities LLC

Additional bookrunners:
Truist Securities, Inc.
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
CIBC World Markets Corp.
KeyBanc Capital Markets Inc.
Scotia Capital (USA) Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.

Pricing date:	June 8, 2023.

Trade date:	June 9, 2023.

Expected settlement date:	June 13, 2023.

CUSIP number (144A):	018581 AM0

ISIN (144A):	US018581AM03

Use of proceeds:
We estimate that the net proceeds from this offering will be approximately $265.5 million after deducting the initial purchasers’ discounts and our estimated offering expenses, or approximately $305.5 million if the initial purchasers exercise their option to purchase additional notes in full. We intend to use $34.1 million of the net proceeds from this offering to fund the cost of entering into capped call transactions described in the Preliminary Offering Memorandum. We intend to use the remainder of the net proceeds from this offering to repay in part the outstanding loans under the Existing Credit Agreement (as defined in the Preliminary Offering Memorandum). If the initial purchasers exercise their option to purchase additional notes, then we intend to use a portion of the additional net proceeds from the sale of the additional notes to fund the cost of entering into additional capped call transactions and the remaining net proceeds to further repay in part the outstanding loans under the Existing Credit Agreement. See “Use of proceeds” in the Preliminary Offering Memorandum.

Cap price:
The cap price of the capped call transactions will initially be $61.48 per share, which represents a premium of approximately 100% above the last reported sale price of our common stock on NYSE on June 8, 2023, and is subject to customary adjustments under the terms of the capped call transactions. See “Description of the concurrent capped call transactions” in the Preliminary Offering Memorandum.

3

Increase in conversion rate upon conversion upon a make-whole fundamental change or notice of redemption:
If (i) the “effective date” of a “make-whole fundamental change” (each as defined in the Preliminary Offering Memorandum) occurs prior to the maturity date of the notes or (ii) we give a notice of redemption calling any notes for redemption as described in the Preliminary Offering Memorandum under the caption “—Optional redemption on or after June 21, 2026” and, in each case, any notes are converted in connection with such make-whole fundamental change or any notes called (or deemed called) for redemption are converted in connection with such redemption notice, as applicable, then we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”).  The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the effective date of a make-whole fundamental change, or the date of the redemption notice, as the case may be, and the “stock price” (as defined in the Preliminary Offering Memorandum). See “Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change or notice of redemption” in the Preliminary Offering Memorandum.
The following table sets forth the hypothetical stock price, effective date and number of additional shares per $1,000 principal amount of notes:

	Stock price
Effective date	$30.74	$35.00	$38.43	$45.00	$49.95	$55.00	$60.00	$75.00	$90.00	$180.00
June 13, 2023	6.5062	4.9454	4.0330	2.8238	2.2118	1.7542	1.4147	0.7907	0.4699	0.0000
June 15, 2024	6.5062	4.9454	4.0330	2.8158	2.1664	1.6895	1.3420	0.7232	0.4190	0.0000
June 15, 2025	6.5062	4.9454	4.0133	2.6296	1.9656	1.4920	1.1568	0.5887	0.3279	0.0000
June 15, 2026	6.5062	4.8397	3.6667	2.2327	1.5842	1.1458	0.8520	0.3965	0.2104	0.0000
June 15, 2027	6.5062	4.2171	2.9232	1.4898	0.9337	0.6067	0.4155	0.1725	0.0916	0.0000
June 15, 2028	6.5062	2.5466	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•
if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the later and earlier effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the stock price is in excess of $180.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•
if the stock price is less than $30.74 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 32.5309 shares of our common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under the caption “Description of notes—Conversion rights—Conversion rate adjustments.”

4

AMENDMENTS TO THE PRELIMINARY OFFERING MEMORANDUM

In addition to the pricing information above, this pricing term sheet amends and updates certain sections of the Preliminary Offering Memorandum, as described above. Section references in the amended sections below refer to the sections of the Preliminary Offering Memorandum as amended and supplemented by this pricing term sheet. All conforming and consequential changes, and any other amendments set out in this pricing term sheet, are hereby deemed to be made.

PLAN OF DISTRIBUTION

The following changes shall be made under the heading “General”:

Some of the initial purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, J.P. Morgan Securities LLC, Truist Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc., RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc. are ~~is~~ acting as dealer-managers in connection with the Tender Offer, ~~and~~ JPMorgan Chase Bank, N.A. will serve as joint lead arranger, joint bookrunner and administrative agent of the New Credit Agreement and affiliates of Truist Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc., RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc. will serve as joint lead arrangers and joint bookrunners of the New Credit Agreement. In addition, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., will serve as the trustee under the indenture governing the notes. In addition, certain of the initial purchasers and/or certain of their affiliates are lenders under our Existing Credit Agreement and/or may act as option counterparties in connection with the concurrent capped call transactions described herein and, as such, may receive a portion of the net proceeds of this offering. See “Description of the concurrent capped call transactions” and “Summary—Refinancing.”

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The offer and sale of the notes, the guarantees and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the notes and any such shares may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Notice to investors” and “Transfer restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the notes may be obtained by contacting your sales representative at J.P. Morgan Securities LLC, Truist Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc., RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

5

Exhibit A

FORM OF LOCK-UP AGREEMENT

[ATTACHED]

FORM OF LOCK-UP AGREEMENT

[ ● ], 2023
J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
as Representative of the serval initial purchasers

Re:          Bread Financial Holdings, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”) of the several initial purchasers (the “Initial Purchasers”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Bread Financial Holdings, Inc., a Delaware corporation (the “Company”) providing for the purchase and resale (the “Placement”) by the Initial Purchasers of the Company’s convertible senior notes due 2028 (the “Securities”). The Securities are convertible into cash and, if applicable, shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as defined therein.

In consideration of the Initial Purchasers' agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the final offering memorandum (the "Restricted Period") relating to the Placement of the Securities (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a)  dispose of or transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy or other testamentary document,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests.

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, members or shareholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix)  as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the pricing date for the Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Preliminary Offering Memorandum and Offering Memorandum, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5, or in the case of clause (a) (i) only, a filing on a Form 4) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

(b)  exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Preliminary Offering Memorandum and Offering Memorandum; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan (other than the required disclosure on Form 10-Q or Form 10-K, as applicable, of the entrance into any trading plan during the relevant fiscal quarter).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. This Letter Agreement may be delivered via fac-simile, electronic mail (including pdf or any electronic signature complying with the U.S.
federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned acknowledges and agrees that the Initial Purchasers have not provided any recommendation or investment advice nor have the Initial Purchasers solicited any action from the undersigned with respect to the Placement of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Placement, the Representative and the other Initial Purchasers are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Initial Purchaser is making such a recommendation.

The undersigned understands that, if (i) the Purchase Agreement does not become effective by September 30, 2023 or (ii) if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder.  The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By:
Name:
Title: